UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2020

THE CHEFS’ WAREHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road

Ridgefield, Connecticut 06877

(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 894-1345

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	CHEF	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 18, 2020, The Chefs’ Warehouse, Inc. (the “Company”) provided notice to the lenders to borrow an aggregate principal amount of $100.0 million under its $150 million Asset-Based Loan Facility (as defined below). Prior to this notice, there were no loan amounts outstanding under the Asset-Based Loan Facility. A copy of the press release announcing such drawdown is attached hereto as Exhibit 99.1 and is incorporated in this Item 2.03 by reference.

As previously disclosed, the Company is a party to a credit agreement, dated as of June 29, 2018, among Chefs’ Warehouse Parent, LLC and Dairyland USA Corporation, as co-borrowers, and the Company, as guarantor, other guarantors named therein and a group of lenders for which BMO Harris Bank, N.A. acts as administrative agent (as amended, the “Asset-Based Loan Facility”). The material terms of the Asset-Based Loan Facility are described in (i) the “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” section of the Company’s Form 10-K for the fiscal year ended December 27, 2019, filed with the Securities and Exchange Commission (“SEC”) on February 24, 2020, and (ii) the Company’s Form 8-K filed with the SEC on July 2, 2018, which descriptions are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release of The Chefs’ Warehouse, Inc. dated March 18, 2020.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ Alexandros Aldous
Name: Alexandros Aldous Title: General Counsel, Corporate Secretary and Chief Government Relations Officer

Date:    March 19, 2020